EXHIBIT 10.2
AMENDMENT #2
TO
EMPLOYMENT AGREEMENT
     THIS AMENDMENT #2 TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of the 23rd day of February, 2006 (the “Effective Date”) by and between DONALD M. EARHART, an individual (“Employee”), and I-FLOW CORPORATION, a Delaware corporation (“Company”).
Background
     A. The Company and Employee previously entered into that certain Employment Agreement dated May 16, 1990 (the “Employment Agreement”), as subsequently amended by Amendment #1 to Employment Agreement dated as of June 21, 2001 (“Amendment #1”, and collectively with the Employment Agreement, the “Agreement”). Capitalized terms in this Amendment and not otherwise defined herein shall have the meanings given them in the Agreement.
     B. The Company and Employee wish to amend and modify certain provisions in the Agreement as provided herein and effective as of the Effective Date hereof, while leaving unchanged all other provisions of the Agreement.
Agreement
          1. Termination Without Cause. To provide that the Company no longer has a deferred payment option with respect to severance payments provided under the Agreement, Section 2.5(b)(i) of the Agreement (as previously amended by Section 6 of Amendment #1) is hereby deleted and replaced in its entirety with the following:
(i) A cash payment equal to three (3) times the sum of (A) Employee’s annual salary rate in effect at the time of termination, plus (B) the average annual bonus earned by Employee in the previous three full fiscal years;
          2. Termination Without Cause. Section 2.5(b)(iv) of the Agreement (as previously amended by Section 6 of Amendment #1) is hereby deleted and replaced in its entirety with the following:
(iv) Employee’s unvested and outstanding stock options, restricted stock or other equity-based awards shall immediately and automatically become fully vested and (to the extent relevant) exercisable. Any stock options and stock appreciation rights shall remain exercisable for their remaining terms (but in no event later than the last day prior to the day that any extension would cause such options or rights to become subject to Section 409A of the Code).
          3. Section 409A Compliance. In recognition that Section 409A of the Code may prohibit the payment of certain payments or benefits under the Agreement in connection with

Employee’s termination of employment earlier than six (6) months following Employee’s termination of employment, a new Section 6.12 is added to the Agreement as follows:
6.12 Compliance with Section 409A. Notwithstanding any provision of this Agreement to the contrary, if, at the time of Employee’s termination of employment with the Company, he is a “specified employee” as defined in Section 409A of the Code, and one or more of the payments or benefits received or to be received by Employee pursuant to this Agreement would constitute deferred compensation subject to Section 409A, no such payment or benefit will be provided under this Agreement until the earliest of (A) the date which is six (6) months after his “separation from service” for any reason, other than death or “disability” (as such terms are used in Section 409A(a)(2) of the Code), (B) the date of his death or “disability” (as such term is used in Section 409A(a)(2)(C) of the Code) or (C) the effective date of a “change in the ownership or effective control” of the Company (as such term is used in Section 409A(a)(2)(A)(v) of the Code). The provisions of this Section 6.12 shall only apply to the extent required to avoid Employee’s incurrence of any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder. In addition, if any provision of this Agreement would cause Employee to incur any penalty tax or interest under Section 409A of the Code or any regulations or Treasury guidance promulgated thereunder, the Company may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.
          4. No Other Changes. Except as otherwise set forth in this Agreement, all terms and provisions of the Agreement remain unchanged and in full force and effect.
     IN WITNESS WHEREOF, the parties hereto have entered into this Amendment as of the Effective Date.

I-FLOW CORPORATION		DONALD M. EARHART

By:	/s/ James J. Dal Porto	By:	/s/ Donald M. Earhart
	James J. Dal Porto		Donald M. Earhart
Executive VP, COO

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